UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2023

ALCOA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-37816	81-1789115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 500 Pittsburgh, Pennsylvania	15212-5858
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 315-2900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01  Other Events.

On December 13, 2023, Alcoa Corporation (the “Company”) issued a press release welcoming the Western Australian (WA) Government’s announcement that it will approve the Company’s 2023-2027 Mining and Management Program (MMP) for its Huntly and Willowdale bauxite mines and that it has granted an exemption that will allow the Company to continue its mining operations if the WA Environmental Protection Authority (EPA) decides to undertake an assessment of the MMP.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release of Alcoa Corporation dated December 13, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

The internet addresses in the press release attached as Exhibit 99.1 hereto are included only as inactive textual references and are not intended to be active links to the information therein. Information contained on such websites or platforms, or that can be accessed therein, do not constitute a part of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA CORPORATION

Date: December 13, 2023	By:	/s/ Marissa P. Earnest
Marissa P. Earnest
Senior Vice President, Chief Governance Counsel and Secretary